UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.____)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GRIDIRON BIONUTRIENTS, INC.
(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GRIDIRON BIONUTRIENTS, INC.

6991 East Camelback Road

Suite D-300

Scottsdale, AZ 85251

Telephone: (800) 570-0438

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

We are furnishing this notice and the accompanying information statement to the holders of shares of the common stock and the Series A Convertible Preferred Stock (the “Series A Preferred”) of GridIron BioNutrients, Inc., a Nevada corporation, for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this information statement is to notify our stockholders that on December 2, 2020, the holders of approximately 50.2% of outstanding shares of our common stock and the shares Series A Preferred who were entitled to consent to the action, voting as a single class, executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”) approving a reverse stock split of our outstanding common stock of not less than 1-for-300 and not more than 1-for-310, with our board of directors having the discretion as to when such Reverse Stock Split would be effected (on or prior to December 2, 2021) and the exact ratio of the Reverse Stock Split to be set at a whole number within the above range as determined by our board of directors in its sole discretion (the “Reverse Stock Split”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

Scottsdale, AZ	/s/ Timothy Orr
December 4, 2020	Timothy Orr
President

Important Notice Regarding the Availability of Proxy Materials: This information statement is available free of charge on our website www.gridironbionutrients.com.

GRIDIRON BIONUTRIENTS, INC.

INFORMATION STATEMENT

Exhibit A Form of Articles of Amendment to our Articles of Incorporation, as amended

FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements.

i

GRIDIRON BIONUTRIENTS, INC.

6991 East Camelback Road

Suite D-300

Scottsdale, AZ 85251

Telephone: (800) 570-0438

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This information statement is being provided to our stockholders in connection with the approval of the Reverse Stock Split.

Holders of approximately 50.2% of our outstanding securities entitled to consent to the Reverse Stock Split (the “Majority Stockholders”) have executed the Majority Stockholder Consent on December 2, 2020 (the “Stockholder Approval Date”) approving the Reverse Stock Split. The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that any action to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The board of directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

This information statement is being mailed on or about December 4, 2020 pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders who did not execute the Majority Stockholder Consent.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THE REVERSE STOCK SPLIT

Our board of directors and Majority Stockholders have approved a proposal to amend (the “Amendment”) our Articles of Incorporation, as amended, to authorize our board to effect a Reverse Stock Split of all of our issued and outstanding common stock at a ratio of not less than 1-for-300 and not more than 1-for-310, with our board having the discretion as to when such Reverse Stock Split would be effected (at any time on or prior to December 2, 2021) and the exact ratio of the Reverse Stock Split to be set at a whole number within the above range as determined by our board of directors in its sole discretion. The board of directors believes that the availability of alternative reverse split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining the exact ratio of the Reverse Stock Split, our board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;

●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the remaining number of authorized shares of common stock available for issuance pursuant to our obligations under outstanding Series A Preferred, warrants and convertible notes;

●	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

●	prevailing general market and economic conditions.

1

The Reverse Stock Split will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. The form of Amendment is provided as Exhibit A to this information statement. The Amendment will set forth the number of issued and outstanding shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our issued and outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Principal Reasons for Reverse Stock Split

The principal reasons for the Reverse Stock Split are to ensure the continued quotation of our common stock on the OTCQB Tier of the OTC Markets and to provide sufficient authorized but unissued and unreserved shares of our common stock to permit the conversion of shares of Series A Preferred, the exercise of outstanding warrants and the conversion of convertible notes.

Compliance with OTCQB Standards for Continued Eligibility

Our common stock is currently quoted on the OTCQB Tier of the OTC Markets. The last reported closing price of our common stock on December 1, 2020 was $0.008 per share. On September 4, 2020 we received notice from the OTC Markets that as the bid price of our common stock had closed below $0.01 for more than 30 consecutive calendar days, we no longer met the Standards for Continued Eligibility for OTCQB pursuant to the OTCQB Standards, Section 2.3(2), which states that the company must “maintain proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days.” The OTC Markets granted us a cure period of 90 calendar days during which the minimum closing bid price for our common stock must be $0.01 or greater for 10 consecutive trading days in order to continue trading on the OTCQB marketplace. If this requirement is not met by December 31, 2020, as extended, we will be removed from the OTCQB marketplace. As the bid price of our common stock remains below $0.01 per share, our board of directors and Majority Stockholders have determined that the Reverse Stock Split is required in order to maintain the quotation of our common stock on the OTC Markets.

On the effective date of the Reverse Stock Split, the bid price of our common stock will be increased in the same ratio has the Reverse Stock Split, thereby bringing us back into compliance with the Standards for Continued Eligibility of the OTC Markets. However, the effect of the Reverse Stock Split, if any, upon the sustained stock price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies like our is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Stock Split will be maintained in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our common stock may be based on our performance and as well as other factors.

Insufficient authorized but unreserved shares of common stock

Additionally, as of December 2, 2020, we have 57,636,720 shares of common stock issued and outstanding out of a maximum of 200,000,000 shares of common stock authorized. We currently have outstanding (i) 8,480,000 shares of Series A Preferred which are presently convertible into approximately 345,852,748 shares of common stock at the holders’ option, (ii) common stock purchase warrants which are presently exercisable at $0.00403 per share into approximately 347,196,030 shares of our common stock, and (iii) convertible promissory notes in the aggregate principal amount of $984,615.35 which are presently convertible into approximately 343,155,257 shares of our common stock.

2

The shares of Series A Preferred and warrants were part of a unit offering of our securities which closed in May 2018. Each share of Series A Preferred is convertible at any time, at the election of the holder, into one share of common stock at an initial conversion price of $0.125 per share, which such conversion price is subject to adjustment for a for stock splits, stock dividends, combinations, or similar events including subsequent transactions. Each warrant is convertible into one share of common stock at a an initial conversion price of $0.165 per share, subject to adjustment for stock splits, stock dividends, combinations, or similar events, including subsequent transactions. Pursuant to the terms of the Series A Preferred, the warrants and the convertible notes, the holder may not convert or exercise any of these securities to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder or an increase to 9.99% upon 61 days’ prior notice to us from the holder. As a result of the subsequent issuances of the convertible notes, the conversion price of the Series A Preferred and the exercise price of the warrants has each reset to the same conversion formula as the convertible notes which is approximately $0.0062 per share as of November 11, 2020. Between August 2019 and April 2020 we issued the convertible notes. The principal and accrued interest due under the convertible notes is convertible into shares of our common stock at the holders option at the lower of fixed conversion prices ranging from $0.02 per share to $0.05 per share to discounts to the lowest traded price of the our common stock during the 10 prior trading days including the day the notice of conversion is received by us ranging from 25% to 35% per share. At November 11, 2020 the conversion price of the notes is approximately $0.0062 per share.

We do not presently have sufficient authorized but unissued and unreserved shares of common stock to permit the conversion of all of the Series A Preferred, the exercise of all of the warrants or the conversion of all the convertible notes, should the holders of such securities determine to convert or exercise such securities. The Reverse Stock Split, when effective, will decrease our issued and outstanding shares of common stock and allow us to continue to meet the obligations of our outstanding Series A Preferred, warrants and convertible notes without being subjected to penalties in the event that we have insufficient authorized shares to meet the ongoing conversion or exercise obligations.

Overall impact of the Amendment

The Amendment will decrease the number of outstanding shares of our common stock as a result of the impact of the Reverse Stock Split. The following table provides estimates as of December 2, 2020 of the number of shares of our common stock which are authorized, outstanding and reserved for issuances as described above prior to the Reverse Stock Split and following the Reverse Stock Split, based upon a variety of different split ratios. Because following the Reverse Stock Split we will have a greater number of authorized but unissued shares of common stock available for future issuances, the following table also provides information on the percentage of increase in those authorized but unissued and unreserved shares as a result of the Reverse Stock Split. The estimated number of outstanding shares of common stock after the Reverse Stock Split does not reflect the potential impact of rounding up of fractional shares, and does not reflect the impact of any additional issuance of shares of our common stock after December 2, 2020, including from the exercise of presently outstanding warrants or the conversion of Series A Preferred or convertible notes.

				% Available
	Number of Shares of Common Stock			for Future
	Authorized	Outstanding	Reserved	Issuances

Prior to the Reverse Stock Split	200,000,000	57,636,720	1,036,096,330	none
After the Reverse Stock Split at an assumed ratio of:
1:300	200,000,000	192,122	3,453,654	98.2%
1:301	200,000,000	191,484	3,442,180	98.2%
1:302	200,000,000	190,850	3,430,783	98.2%
1:303	200,000,000	190,220	3,419,460	98.2%
1:304	200,000,000	189,594	3,408,212	98.2%
1:305	200,000,000	188,973	3,397,037	98.2%
1:306	200,000,000	188,355	3,385,936	98.2%
1:307	200,000,000	187,742	3,374,907	98.2%
1:308	200,000,000	187,132	3,363,949	98.2%
1:309	200,000,000	186,527	3,353,063	98.2%
1:310	200,000,000	185,925	3,342,246	98.2%

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Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. In addition to providing sufficient authorized but unissued and unreserved shares of common stock to permit the full conversion of the Series A Preferred, the exercise of the warrants and/or the conversion of the convertible notes should the holders so elect to convert or exercise such securities, the Reverse Stock Split will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including acquisitions involving the issuance of securities, capital raising transactions, business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential business combination transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares as a result of the Reverse Stock Split may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

The additional shares of common stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional shares of common stock without additional stockholder approval, because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Articles of Incorporation, as amended, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, we are not a party to any agreements, arrangements, or understanding, for the issuance of additional shares of common stock resulting from the increase in authorized but unissued shares created by the Reverse Stock Split. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Amendment.

The Reverse Stock Split will not affect the par value of our common stock, which will remain $0.001 per share. As a result, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

The Reverse Stock Split will cause proportionate adjustments to be made to the per share exercise price or conversion price and the number of shares issuable upon the exercise of the outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants, upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split, as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the board of directors, subject to our treatment of fractional shares.

The Reverse Stock Split will also cause proportionate adjustments to be made to the per share conversion price and the number of shares issuable upon the conversion of all convertible notes as well as the conversion of shares of our Series A Preferred. This would result in approximately the same value of shares of common stock being delivered upon such conversion, immediately following the Reverse Stock Split, as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the board of directors, subject to our treatment of fractional shares.

4

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this information statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). The following discussion has not been prepared by tax counsel, but has been reviewed by management and is believed to be accurate as of the date of this information statement. Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed herein.

The receipt of the common stock following the effective date of the Reverse Stock Split, solely in exchange for the common stock held prior to the Reverse Stock Split, will not generally result in the recognition of gain or loss to the stockholders. The value of the additional share received by a stockholder in lieu of a fractional share, however, might result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the common stock received after the Reverse Stock Split will be the same as the adjusted tax basis of the common stock held prior to the Reverse Stock Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the common stock received after the Reverse Stock split will include the holding period of the common stock held prior to the Reverse Stock Split exchanged therefore. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS SUMMARY ASSUMES THAT OUR SHARES ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE STOCK SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

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How the Reverse Stock Split will be enacted

In the event our board of directors determines to affect the Reverse Stock Split, we will publicly announce the effective date of the Reverse Stock Split and the final ratio of the split. The Reverse Stock Split will then be effected by the filing of the Amendment with the Secretary of State of Nevada. On the effective date of the Amendment, every share of issued and outstanding common stock (the “Old Common Stock”) prior to the effective date of the Reverse Stock Split will be reclassified and converted into one validly issued, fully paid and non-assessable share of common stock (the “New Common Stock”). Each certificate representing shares of Old Common Stock will thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

New Common Stock certificates will not be issued on or after the date that the Financial Industry Regulatory Authority, Inc. (“FINRA”) approves the Reverse Stock Split but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose following the implementation of the Reverse Stock Split. Upon the approval by FINRA of the Reverse Stock Split, FINRA will change our trading symbol from “GMVP” to “GMVPD” for a period of 20 business days to indicate to the brokerage and investment community that the Reverse Stock Split has occurred, following which time our symbol will revert to be “GMVP.”

PRINCIPAL STOCKHOLDERS

At December 2, 2020, we had 57,636,720 shares of our common stock and 8,840,000 shares of our Series A Preferred issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of our stockholders. Each share of Series A Preferred is entitled to such number of votes equal to the number of shares of our common stock into which such shares of Series A Preferred would be convertible on the record date for the vote or date of consent of stockholders, subject to a 4.99% beneficial ownership limitation, and as shall otherwise be entitled to under Nevada law. The following table sets forth information regarding the beneficial ownership of our common stock as of December 2, 2020 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 6991 East Camelback Road Suite D-300 Scottsdale, AZ 85251. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	No. of Shares	%
Timothy Orr	26,527,500	46.0%
All officers and directors as a group (one person)	26,527,500	46.0%

DISSENTER’S RIGHTS

Under Nevada law there are no dissenter’s rights available to our stockholders in connection with the Reverse Stock Split.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

6

Our corporate website address is www.gridironbionutrients.com. We make available free of charge, through the Investors section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

BY ORDER OF THE BOARD OF DIRECTORS

December 4, 2020	/s/ Timothy Orr
Timothy Orr President

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EXHIBIT A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

GridIron BioNutrients, Inc.

Entity or Nevada Business Identification Number (NVID): NV20141498415

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: X%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article 3 as been amended. See Exhibit A attached hereto. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Signature of Officer or Authorized Signer — President (Title) X ______________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

Exhibit A

to

Certificate of Amendment

of

GridIron BioNutrients, Inc.

On the effective date of this Amendment, the Corporation will effective a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding common stock pursuant to which every ______ (____) issued and outstanding shares of the common stock, par value $0.001 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that no cash will be paid or distributed as a result of the Reverse Stock Split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

The effective date of this Amendment shall be ________________, 2020.